Exhibit 10.1
The Detroit Edison Company
2000 2nd Avenue
Detroit, Michigan 48226

Re:	$100,000,000 2005 Series C 5.19% Senior Notes
Due October 1, 2023
Dated as of July 22, 2005
To the Purchasers listed in
      the attached Schedule A:
Ladies and Gentlemen:
     The Detroit Edison Company, a Michigan corporation (the “Company”), agrees with the institutional investors listed in the attached Schedule A (the “Purchasers”) to this Note Purchase Agreement (this “Agreement”) as follows:
Section 1. Authorization of Notes.
     Section 1.1. Authorization of the Notes. The Company will authorize the issue and sale of $100,000,000 aggregate principal amount of its 2005 Series C 5.19% Senior Notes due October 1, 2023 (the “Notes”). The term “Notes” shall include any such notes issued in substitution therefor pursuant to the terms and provisions of the Seventeenth Supplemental Indenture (as hereinafter defined) and the Collateral Trust Indenture (as hereinafter defined). The Notes shall be substantially in the form set out in Exhibit A to the Seventeenth Supplemental Indenture, with such changes therefrom, if any, as may be approved by the Purchasers and the Company. Certain capitalized terms used herein shall have the meaning ascribed to such terms in the Collateral Trust Indenture and the Seventeenth Supplemental Indenture unless otherwise defined in Schedule B to this Agreement or the context hereof shall otherwise require; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.
     Section 1.2. Description of the Notes. The Notes shall be dated the date of issue, shall bear interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid principal balance thereof from the date of issuance at the rate of 5.19% per annum, payable on each Interest Payment Date, commencing with the first Interest Payment Date occurring after the date hereof, until such principal sum shall have become due and payable (whether at maturity, upon notice of redemption or otherwise) and interest (so computed) on any overdue principal and premium (as provided herein and in the Seventeenth Supplemental Indenture) and, to the extent permitted by applicable law, on any overdue interest, from the due date thereof (whether by acceleration or otherwise) at the rate of 5.19% per annum until paid, and shall have such other characteristics as set forth in the Seventeenth Supplemental Indenture.

Section 2. Sale and Purchase of Notes.
     Section 2.1. Sale and Purchase of the Notes. (a) Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A to this Agreement at the purchase price of 100% of the principal amount thereof. The obligations of each Purchaser hereunder are several and not joint obligations and each Purchaser shall have no obligation and no liability to any Person for the performance or nonperformance by any other Purchaser hereunder.
     Section 2.2. Security for the Notes. The Notes are to be issued under and in accordance with a Seventeenth Supplemental Indenture dated on or about September 15, 2005 (the “Seventeenth Supplemental Indenture”) between the Company and J.P. Morgan Trust Company, National Association, a trust company organized and existing under the laws of the United States, in its capacity as trustee (together with any successors and assigns in such capacity, the “Trustee”), which shall be substantially in the form attached hereto as Exhibit A. The Seventeenth Supplemental Indenture is a supplement to the Collateral Trust Indenture dated as of June 30, 1993 between the Company and the Trustee, as the successor trustee thereunder, as amended and supplemented from time to time (the “Collateral Trust Indenture”). Prior to the Release Date (as defined in the Seventeenth Supplemental Indenture), the payment of all amounts due with respect to the Notes will be secured by the Pledged Bonds to be issued under and in accordance with the terms of the Indenture Supplemental to Mortgage and Deed of Trust dated on or about September 15, 2005 (the “Supplement to Mortgage Indenture”) between the Company and the Trustee, which Supplement to Mortgage Indenture shall be substantially in the form attached hereto as Exhibit B. The Supplement to Mortgage Indenture is a supplement to a Mortgage and Deed of Trust dated as of October 1, 1924 between the Company and the Trustee, as the successor trustee thereunder, as amended and supplemented from time to time (the “Mortgage Indenture”).
Section 3. Closing.
     The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m., Central time, at a closing (the “Closing”) on September 29, 2005 or on such other Business Day thereafter on or prior to September 30, 2005 as may be agreed upon by the Company and the Purchasers. At the Closing, the Company shall cause to be duly executed, authenticated and delivered to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of such Purchaser’s nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to the bank account of the Company specified in the funding instructions letter provided pursuant to Section 4.14 of this Agreement. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to any Purchaser’s satisfaction, such Purchaser shall, at such Purchaser’s election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.
Section 4. Conditions to Closing.
          The obligation of each Purchaser to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:
     Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement and the other Note Documents to which the Company is party shall be correct when made and at the time of the Closing.
     Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement and each other Note Document to which it is party required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.
     Section 4.3. Compliance Certificates.
          (a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
          (b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the other Note Documents to which it is party.
     Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Thomas A. Hughes, Esq., General Counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or such Purchaser’s counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to such Purchaser) and (b) from Chapman and Cutler LLP, special counsel for the Purchasers in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
     Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing each purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which each Purchaser is subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject any Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof (excluding any of the foregoing which are of general application to the business of a Purchaser). If requested by any Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
     Section 4.6. Related Transactions. The Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the date of Closing to the Purchasers, pursuant to this Agreement and the Seventeenth Supplemental Indenture; provided that if the condition set forth in this Section 4.6 is not satisfied as a result of the failure of any Purchaser to purchase any Notes that it is obligated to purchase under this Agreement, then another Institutional Investor approved by the Company may purchase the Notes scheduled to be purchased by the defaulting Purchaser on the date of Closing and any such purchase shall be deemed to satisfy the requirement of this Section 4.6.
     Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 12.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.
     Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.
     Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5 (other than the merger of a wholly-owned Subsidiary of the Company into the Company).
     Section 4.10. Seventeenth Supplemental Indenture. The Seventeenth Supplemental Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee and shall constitute the legal, valid and binding contract and agreement of each such Person.
     Section 4.11. Supplement to Mortgage Indenture. The Supplement to Mortgage Indenture shall have been duly authorized, executed and delivered by the Company and the Trustee and shall constitute the legal, valid and binding contract and agreement of each such Person.

     Section 4.12. Execution, Authentication and Delivery of Notes. The Note or Notes to be purchased by such Purchaser shall have been duly authorized, executed and delivered by the Company and duly authenticated and delivered by the Trustee to such Purchaser.
     Section 4.13. Execution, Authentication and Delivery of Pledged Bonds. The Pledged Bond or Pledged Bonds shall have been duly authorized, executed and delivered by the Company and duly authenticated and delivered by the Trustee and shall have been pledged to the Trustee under the Collateral Trust Indenture and shall constitute the legal, valid and binding contract and agreement of the Company.
     Section 4.14. Recording and Filing. The Supplement to Mortgage Indenture and the Mortgage Indenture, as the case may be, shall have been duly recorded (or delivered for recordation) as an indenture on real property and duly filed or recorded (or delivered for filing or recordation) as a security interest in personal property, as the case may be, so as to constitute a valid, perfected first lien on all of the Company’s property covered by such Note Documents, all in accordance with applicable law, and the Company shall have caused satisfactory evidence thereof to be furnished to the Purchasers and their special counsel.
     Section 4.15. Approvals. The Company shall have furnished to such Purchaser and such Purchaser’s special counsel true and correct copies of all certificates, approvals, authorizations and consents necessary for the execution, delivery or performance by the Company of this Agreement, the Notes, the Seventeenth Supplemental Indenture and the other Note Documents including, without limitation, the consents and approvals referred to in Section 5.7 of this Agreement and in the Collateral Trust Indenture, if any.
     Section 4.16. Funding Instructions. At least three Business Days prior to the date of the Closing, the Purchasers shall have received written instructions executed by a Responsible Officer of the Company directing the manner of the payment of the purchase price of the Notes and setting forth (a) the name and address of the transferee bank, (ii) such transferee bank’s ABA number, (iii) the account name and number into which the purchase price for the Notes is to be deposited, and (iv) the name and telephone number of the account representative responsible for verifying receipt of such funds.
     Section 4.17. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and such Purchaser’s special counsel, and such Purchaser and such Purchaser’s special counsel shall have received all such counterpart originals or certified or other copies of such documents, and any such certificate of a Responsible Officer of the Company as to the matters contemplated herein, as such Purchaser or such Purchaser’s special counsel may reasonably request.

Section 5. Representations and Warranties of the Company.
          The Company represents and warrants to each Purchaser as of the date hereof that:
     Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized and validly existing under the laws of the State of Michigan, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Notes and any other Note Document and to perform the provisions hereof and thereof.
     Section 5.2. Authorization, Etc. This Agreement, the Notes and any other Note Document to which the Company is party have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement and each such other Note Document to which the Company is party constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     Section 5.3. Disclosure. The documents, certificates or other writings delivered to such Purchaser by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2004, there has been no change in the financial condition, operations, business, properties or prospects of the Company except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the other documents, certificates and other writings delivered to such Purchaser by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.
     Section 5.4. Subsidiaries. The Company does not have any Subsidiary which if combined with all other Subsidiaries of the Company would constitute a Significant Subsidiary.
     Section 5.5. Financial Statements. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with

GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).
     Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the Notes and any other Note Document to which the Company is party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Lien of the Mortgage Indenture and the Collateral Trust Indenture and supplements thereto) in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.
     Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority (other than those obtained by the Company on or prior to the date hereof) is required in connection with the execution, delivery or performance by the Company of this Agreement, the Notes or any other Note Document to which the Company is party other than the order of the Federal Energy Regulatory Commission dated May 12, 2005 in Docket No. ES05-24-000 which is final and not subject to appeal, a Report of Securities Issued filed pursuant thereto, and such other consents, approvals, authorizations, registrations, filings or declarations as to which the failure to obtain the same has not resulted in and could not reasonably be expected to result in a Material Adverse Effect.
     Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
          (b) The Company is not in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     Section 5.9. Taxes. The Company has filed all state and Federal tax returns that are required to have been filed in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company has established reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. All necessary charges, accruals and reserves have been established in accordance with GAAP on the books of the Company in respect of Federal and state taxes. The Federal income tax liability of the Company has been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 2001.
     Section 5.10. Title to Property; Leases. The Company has good and marketable title to all properties standing of record in its name (which includes, without limitation, all of those properties, except pollution control facilities standing in the names of certain municipalities which are being purchased by the Company pursuant to installment sales contracts and the undivided ownership interest of Michigan Public Power Agency in a portion of the Belle River Power Plant, which constitute or on which there are erected its principal plants, generating stations and substations and on which its general office and service buildings are constructed and all other important parcels of real estate) and improvements thereon, subject to the lien of the Mortgage Indenture and to minor exceptions and minor defects, irregularities and deficiencies which, in the opinion of the Company, do not materially impair the use of such property for the purpose for which it is held by the Company, and the Company has adequate rights to maintain and operate such of its distribution facilities as are located on public or other property not owned by the Company. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
     Section 5.11. Licenses, Permits, Etc. Except as disclosed in Schedule 5.11,
          (a) the Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;
          (b) to the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and
          (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company.
     Section 5.12. Compliance with ERISA. (a) To the best knowledge of the Company, the Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to their Plans, and no event, transaction or condition has occurred or exists that would reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or Section 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.
          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meanings specified in Section 3 of ERISA.
          (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under Section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
          (d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by Section 4980B of the Code) of the Company and its Subsidiaries will not have a Material Adverse Effect on the Company.
          (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of each Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.
     Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar unregistered securities (other than $400,000,000 aggregate principal amount of senior secured notes issued in February, 2005) for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than thirty-three (33) other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.
     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to repay existing Indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the

purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
     Section 5.15. Existing Indebtedness; Future Liens. (a) The Company’s Form 10-K for the fiscal year ended December 31, 2004 sets forth a complete and correct list of all outstanding Indebtedness of the Company as of December 31, 2004, since which date there has been no Material increase in the amount of the Indebtedness of the Company (excluding Indebtedness issued for the purpose of refunding obligations of the Company outstanding on December 31, 2004). The Company is not in default and no waiver of default is currently in effect in the payment of any principal or interest on any Indebtedness of the Company and no event or condition exists with respect to any Indebtedness of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
          (b) Except as disclosed in Schedule 5.15, the Company has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by the Seventeenth Supplemental Indenture and the Collateral Trust Indenture.
     Section 5.16. Foreign Assets Control Regulations, Etc. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, neither the Company nor any Subsidiary (a) is or will become a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (66 Fed. Reg. 49079 (2001) or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such person. The Company and its Subsidiaries are in compliance, in all material respects, with Title III of Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001). No part of the proceeds from the sale of the Notes hereunder and the Seventeenth Supplemental Indenture will be used, directly or indirectly, for any payment to any governmental official or employee, political party, official of a political party, candidate for political office or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

     Section 5.17. Status under Certain Statutes. (a) The Company is not an “investment company” registered or required to registered under the Investment Company Act of 1940, as amended.
          (b) The Company is not a “holding company” but is an “affiliate” of a “holding company” (within the meaning of the Public Utility Holding Company Act of 1935, as amended (the “1935 Act”)), which holding company is exempt from the provisions of the 1935 Act, other than Section 9(a)(2) thereof, pursuant to Section 3(a)(1) thereof.
     Section 5.18. Environmental Matters. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received (or has pending) all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company.
     Section 5.19. Lien of Mortgage. The Mortgage Indenture is a first lien (subject to no prior liens, charges, encumbrances or security interests, except current taxes and assessments not yet due and minor encumbrances which do not materially impair the use of such property for the purpose for which it is held by the Company) duly filed and recorded, on substantially all of the Company’s tangible properties and franchises (other than items purchased for resale in the ordinary course of business) and (subject to the necessity for particular filings and recordings in the case of certain personal property such as railroad rolling stock) will constitute a like lien on any such properties hereafter acquired by the Company except that any such after-acquired property will be subject to prior liens and encumbrances, if any, existing when acquired by the Company, except that the Mortgage Indenture will not become a lien upon after-acquired real property in a new county until it has been duly filed and recorded and except that the Mortgage Indenture may not be effective as to property acquired subsequent to the filing of a case with respect to the Company under the Bankruptcy Code (defined as Title 11, United States Code, Section 1 et seq., as amended).
     Section 5.20. Pledged Bonds. The Pledged Bonds have been duly authorized and established in conformity with the provisions of the Mortgage Indenture and, when the Pledged Bonds have been executed and authenticated in accordance with the provisions of the Mortgage Indenture and pledged to the Trustee as contemplated by the Collateral Trust Indenture, the Pledged Bonds will be entitled to the benefits of the Mortgage Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The payments of the principal of, premium, if any, and interest on the Notes are secured by the related Pledged Bonds; assuming that the

Trustee holds the Pledged Bonds as provided in the Collateral Trust Indenture, the Collateral Trust Indenture creates a valid and perfected first priority security interest in the Pledged Bonds.
Section 6. Representations of the Purchaser.
     Section 6.1. Purchase for Investment. Each Purchaser represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or such pension or trust fund’s property shall at all times be within such Purchaser’s or such pension and trust fund’s control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
     Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:
     (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or
     (b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
     (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

     (d) the Source constitutes assets of an “investment fund” (within the meaning of Part V(b) of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V(a) of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Part V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or
     (e) the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
     (f) the Source is a governmental plan; or
     (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
     (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
     If any Purchaser or any subsequent transferee of the Notes indicates that such Purchaser or such transferee is relying on any representation contained in paragraph (c), (d) or (g) above, the Company shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a “disqualified person” (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (c) or (g) above, or (ii) with respect to any plan identified pursuant to paragraph (d) above, neither it nor any “affiliate” (as defined in Part V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (d) above or to negotiate the terms of said QPAM’s management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, “party in interest” and “separate account” shall have the respective meanings assigned to such terms in Section 3 of ERISA.
Section 7. Information as to Company.
          The Company will comply with the reporting provisions of the Collateral Trust Indenture, including without limitation Section 804 (financial reports) and Section 1108 (annual no default certificate).
Section 8. Payments on Notes.
     Section 8.1. Place of Payment. Subject to Section 8.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in accordance with the terms and provisions of the Seventeenth Supplemental Indenture and the Collateral Trust Indenture.
     Section 8.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 8.1 or in such Note to the contrary, the Company or the Paying Agent, as the case may be, will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose for such Purchaser in Schedule A to this Agreement, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company or the Paying Agent in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or redemption in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or to the Trustee at its principal corporate trust office. Prior to any sale or other disposition of any Note held by any Purchaser or its nominee such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company or the Trustee in exchange for a new Note or Notes pursuant to Section 3.07 of the Collateral Trust Indenture. The Company will afford the benefits of this Section 8.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under the Seventeenth Supplemental Indenture and this Agreement and has made the same agreement relating to such Note as such Purchaser has made in this Section 8.2.
Section 9. Expenses, Etc.
     Section 9.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay (and indemnify the Purchasers against) all reasonable costs and expenses (including reasonable attorneys’ fees of a single special counsel for all of the Purchasers and, if reasonably required and disclosed to the Company, a single local counsel in any relevant jurisdiction hired for all of the Purchasers) incurred by the Purchasers, in connection with such transactions (including in connection with the filing or recordation of all financing statements and instruments as may be required by the Purchasers or the Trustee in connection with this Agreement or any Note Document, including, without limitation, all documentary stamps, recordation and transfer taxes and other costs and taxes incident to recordation of any document or instrument in connection herewith). The Company will pay, and will save each Purchaser harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by the Purchasers). The Company agrees to save harmless and indemnify each Purchaser from and against any liability resulting from the failure to reimburse such Purchaser for any required documentary stamps, recordation and transfer taxes, recording costs, or any other expenses incurred by such Purchaser in connection with this Agreement which are required by the terms of this Agreement to be paid or reimbursed by the Company.
     Section 9.2. Survival. The obligations of the Company under this Section 9 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Notes or any other Note Document, and the termination of this Agreement.
Section 10. Survival of Representations and Warranties; Entire Agreement.
          All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Notes and the other Note Documents, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement or the other Note Documents shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Notes and the other Note Documents embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.
Section 11. Amendment and Waiver.
     Section 11.1. Requirements. In addition to and not in limitation of any rights of a Holder of a Security to amend or waive any provision of the Collateral Trust Indenture, or consent to an amendment or waiver thereof, this Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5 or 6 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby amend any of Sections 11 or 14.
     Section 11.2. Solicitation of Holders of Notes.
          (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Note Documents. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 11 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
          (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
     Section 11.3. Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 11 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
     Section 11.4. Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.
Section 12. Notices.
          All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
          (i) if to a Purchaser or its nominee, to such Purchaser or its nominee at the address specified for such communications in Schedule A to this Agreement, or at such other address as such Purchaser or its nominee shall have specified to the Company in writing,

     (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
     (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of General Counsel (Fax No. (313) 235-8500), or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 12 will be deemed given only when actually received.
Section 13. Reproduction of Documents.
     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by any Person who is a party to or recipient of any such document by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so reproduced. The Company and each Purchaser agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Person in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 13 shall not prohibit the Company, a Purchaser or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.
Section 14. Confidential Information.
     For the purposes of this Section 14, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) such Purchaser’s directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by such Purchaser’s Notes), (ii) such Purchaser’s financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 14, (iii) any other holder of any Note, (iv) any Institutional Investor to which such Purchaser sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14), (v) any Person from which such Purchaser offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 14), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 14 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 14.
Section 15. Miscellaneous.
     Section 15.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
     Section 15.2. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
     Section 15.3. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
     Section 15.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
     Section 15.5. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

     The execution hereof by the Purchasers shall constitute a contract among the Company and the Purchasers for the uses and purposes hereinabove set forth.

Very truly yours,

The Detroit Edison Company

By	/s/ Paul A. Stadnikia

Name: Paul A. Stadnikia
Title: Assistant Treasurer

The foregoing is hereby agreed to as of the date thereof.
[Purchaser Signature Blocks]

Information Relating to Purchasers
[Information Relating to Purchasers]
Schedule A
(to Note Purchase Agreement)

Defined Terms
     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
     “Affiliate” means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of such first Person or any corporation of which such first Person beneficially owns or holds, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
     “Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Detroit, Michigan are required or authorized to be closed.
     “Closing” is defined in Section 3.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
     “Collateral Trust Indenture” is defined in Section 2.2 hereto.
     “Company” means The Detroit Edison Company, a Michigan corporation.
     “Confidential Information” is defined in Section 14.
     “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
     “Environmental Laws” is defined in Section 5.18.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
     “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
     “Event of Default” shall have the meaning set forth in the Collateral Trust Indenture.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
Schedule B
(to Note Purchase Agreement)

     “GAAP” or “Generally Accepted Accounting Principles” shall mean the convention, rules and procedures which define accepted accounting practices applicable to businesses similar to that of the Company.
     “Governmental Authority” means
          (a) the government of
          (i) the United States of America or any State or other political subdivision thereof, or
          (ii) any jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or
     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
     “Holder” has the meaning set forth in the Collateral Trust Indenture.
     “Indebtedness” means all indebtedness of the Company which is required to be included on the consolidated balance sheet of the Company prepared in accordance with GAAP.
     “Institutional Investor” means (a) any original Purchaser of a Note, (b) any holder of a Note holding more than $1,000,000 in aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.
     “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or capital lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
     “Make-Whole Amount” is defined in Exhibit A to the Seventeenth Supplemental Indenture.
     “Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement, the Seventeenth Supplemental Indenture, the Collateral Trust Indenture, the Supplement to Mortgage Indenture, the Mortgage Indenture, the Pledged Bonds and the Notes, or (c) the validity or enforceability of this Agreement, the Seventeenth Supplemental Indenture, the Collateral Trust Indenture, the Supplement to Mortgage Indenture, the Mortgage Indenture, the Pledged Bonds and the Notes.
     “Mortgage Indenture” is defined in Section 2.2 hereto.
     “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
     “Note Documents” shall mean this Agreement, the Notes, the Seventeenth Supplemental Indenture, the Collateral Trust Indenture, the Security Documents and all other instruments, certificates, documents and other writings now or hereafter executed and delivered by the Company pursuant to or in connection with any of the foregoing.
     “Notes” is defined in Section 1.
     “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
     “Paying Agent” has the meaning set forth in the Collateral Trust Indenture.
     “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
     “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.
     “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
     “Pledged Bonds” means the bonds of the Company being issued under and pursuant to the Supplement to Mortgage Indenture to the Trustee for the equal and ratable benefit of the Purchasers and the other holders of Notes, as security for the payment and performance of all of the Company’s obligations in respect of the Notes, as more particularly described in the Seventeenth Supplemental Indenture.
     “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
     “Purchasers” means the Purchasers named in Schedule A hereto.
     “QPAM Exemption” means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     “Required Holders” means, at any time, the Holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
     “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
     “Securities” has the meaning set forth in the Collateral Trust Indenture.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “Security Documents” shall mean, collectively, the Mortgage Indenture, the Supplement to Mortgage Indenture, the Pledged Bonds and any and all additional security documents and all financing statements, assignments, pledges, lien entry forms, notices, documents and other writings executed and delivered from time to time in favor of the Trustee, for the equal and ratable benefit of the holders of the Notes and the other Holders of the outstanding Securities, in order to secure the obligations of the Company under and in respect of such outstanding Securities and any and all amendments, supplements and other modifications thereto.
     “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.
     “Seventeenth Supplemental Indenture” is defined in Section 2.2 hereto.
     “Significant Subsidiary” means any Subsidiary of the Company which constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Securities Act.
     “Subsidiary” means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
     “Supplement to Mortgage Indenture” is defined in Section 2.2 hereto.

Financial Statements
     Form 10-K of the Company for the fiscal year ended December 31, 2004 and Form 10-Q for the quarter ended March 31, 2005
Schedule 5.5.
(to Note Purchase Agreement)

Licenses, Permits, Etc.
None
Schedule 5.11
(to Note Purchase Agreement)

Liens
None
Schedule 5.15
(to Note Purchase Agreement)